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                                                                    Exhibit 99.2
                                                                    ------------
                   FIRST AMENDMENT TO RESTATED LOAN AGREEMENT
                   ------------------------------------------


     This First Amendment to Restated Loan Agreement (the "First Amendment"), dated and effective as of April 25, 2001, among Star Scientific, Inc., a Delaware corporation ("Star"), Star Tobacco & Pharmaceuticals, Inc., a Virginia corporation ("Star Tobacco"), and Brown & Williamson Tobacco Corporation, a Delaware corporation ("Lender") (individually a "Party" and collectively the "Parties"), and provides as follows:

     Recitals:  The Parties entered into a Restated Loan Agreement dated August
     --------
21, 2000, (the "Restated Loan Agreement"). Star and Lender are also parties to a Restated Master Agreement of like date as this First Amendment (the "Restated Master Agreement"). The Parties are entering into this First Amendment to provide for and implement the provisions of the Restated Master Agreement.

     Star and Lender have entered into the following agreements of like date as this First Amendment, the Hard Tobacco Agreement, the Trademark License and Royalty Agreement, the Other Low TSNA Tobacco Royalty Agreement and the Restated Master Agreement (individually a "Royalty Agreement" and collectively the "Royalty Agreements") under each of which B&W may become obligated to pay royalties to Star.

     NOW, THEREFORE, for and in consideration of the premises, the Parties agree as follows:

     1.  Credit Facility A. Notwithstanding any contrary provisions in Note A,
         -----------------
Note A shall be non-interest bearing from the date hereof until January 1, 2005, as set forth in Restated Note A, a copy of which is annexed hereto as Exhibit A Star has executed and delivered to Lender
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Restated Note A in lieu of Note A and all references to Note A in the restated
Loan Agreement refer to Restated Note A.

     2. Credit Facility B. The conditional obligation of Lender, as provided for
        -----------------
in the Restated Loan Agreement, to extend an additional loan to Star representing Credit Facility B in the amount of $8,800,000 is terminated. All definitions and provisions of the Restated Loan Agreement which reference Credit Facility B or Note B shall be read and interpreted as if Credit Facility B and Note B do not exist.

    3.  Credit Facility C.  The Parties have agreed to revise and extend the
        -----------------
maturity of Credit Facility C as set forth in Restated Note C, a copy of which is annexed hereto as Exhibit B. Star has executed and delivered to Lender Restated Note C in lieu of Note C and all references to Note C in the Restated Loan Agreement shall refer to Restated Note C.

    4. Credit Facility D. The Parties have agreed that in lieu of Star
       -----------------
curtailing Credit Facility D with deliveries of green tobacco from the year 2001 flue-cured crop in conformance with the Purchase Intention Commitments, as amended, that Credit Facility D will be repaid by Star in U.S. dollars as set forth in Restated Note D, a copy of which is annexed hereto as Exhibit C. Star has executed and delivered to Lender Restated Note D in lieu of Note D and all references to Note D in the Restated Loan Agreement, shall refer to Restated Note D.

    5. Application of Royalties to Loan. Until the Credit Facility is repaid in
       --------------------------------
full, Lender will, in lieu of making payment of royalties to Star under the Royalty Agreements, retain such royalties and apply and offset all royalties otherwise payable to Star under each of the Royalty Agreements as payments by way of offset (the "Right of Offset") against the Credit Facility as of the dates provided for in each of the Royalty Agreements. All such offsets shall first be applied to the payment of accrued interest, if any, in the following order of priority:

                                       2
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                           1st to Credit Facility C
                           2nd to Credit Facility D, and
                           3rd to Credit Facility A.

and then to the reduction of principal of the Credit Facilities in the same order.

     6.  Collateral.  Provided that no Event of Default under the Restated Loan
         ----------
Agreement is then existing or with the giving of notice or running of time would then exist, when the unpaid principal balance and accrued interest, if any, of the Credit Facility has been reduced to $10,000,000 by any means, Lender will release and terminate its security interest in all Collateral except for the Star Guaranty and the Star Tobacco Guaranty and Lender shall thereafter retain its Right of Offset.

     7.  Forgiveness of Obligations.  Lender will forgive the repayment of the
         --------------------------
Obligations:

        (i) as provided for in Section 3.04 of the Restated Mater Agreement;

        (ii) in the event Lender determines in its sole discretion that the Market Test of hard tobacco under the Hard Tobacco Agreement is successful in accordance with the Hard Tobacco Agreement, Lender will forgive 50% of the then unpaid balance of the Credit Facility; and

        (iii) in the event that Lender and its distributors have introduced the hard tobacco product into retail outlets in at least 15 states in the United States all of the then unpaid balance of the Obligations will be forgiven by Lender.

     8.  Miscellaneous.  In all other respects, the Restated Loan Agreement and
         -------------
other Loan Documents are confirmed as being in full force and effect. All initially capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Restated Loan Agreement.

                                       3
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                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                       -------------------------------------
                            RESTATED LOAN AGREEMENT
                            -----------------------


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                 STAR SCIENTIFIC INC.


                                 [***]


                                 STAR TOBACCO & PHARMACEUTICALS, INC.


                                 [***]

                                 BROWN & WILLIAMSON TOBACCO
                                 CORPORATION


                                 [***]